UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2021

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2021, the Board of Directors (the “Board”) of Jones Soda Co. (the “Company”) approved revised compensation for Mark Murray, the Company’s Chief Executive Officer and President. Specifically, effective May 16, 2021, Mr. Murray’s annual base salary will be increased from $275,000 to $290,000. In addition, Mr. Murray will be eligible to earn a cash bonus in an amount equal $75,000 payable in the event that the Company achieves both its revenue and EBITDA targets for 2021 (with upward scaling of the bonus amount available to be earned at the rate of $1,250 in additional bonus amounts for every 1% above these targets achieved by the Company (i.e., if the Company exceeds both its revenue and EBITDA targets for 2021 by 20%, the bonus amount for 2021 shall be equal to $100,000)). The Company also approved the grant to Mr. Murray of a stock option to purchase up to 100,000 shares of the Company’s Common Stock; provided that (a) such option shall become immediately vested as to 50,000 shares if the Company achieves both its revenue and EBITDA targets for 2021 (as determined by the Compensation Committee in its reasonable discretion based on its review of the Company’s audited consolidated financial statements for 2021); (b) such option shall become immediately vested as to 100,000 shares if the Company exceeds by at least 20% both its revenue and EBITDA targets for 2021 (as determined by the Compensation Committee in its reasonable discretion based on its review of the Company’s audited consolidated financial statements for 2021) and (c) such option shall be terminated in its entirety and shall not be exercisable for any shares if the Company does not achieve both its revenue and EBITDA targets for 2021 (as determined by the Compensation Committee in its reasonable discretion based on its review of the Company’s audited consolidated financial statements for 2021). Mr. Murray’s stock option shall be subject to the Company’s 2011 Equity Incentive Plan, as readopted, and the Company’s standard non-qualified stock option agreement, which have been filed by the Company with the Securities and Exchange Commission, and shall have an exercise price equal to the Company’s closing stock price (as quoted on the OTCQB marketplace) on the date of grant.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our 2021 Annual Meeting of Shareholders held on May 13, 2021, the following matters were submitted to a vote of the Company’s shareholders:

The shareholders elected the following five directors, who received the number of votes set forth opposite their respective names:

	For	Withheld	Broker Non-Votes
Jeffrey Anderson	9,016,496	16,278,114	19,208,545
Jamie Colbourne	24,715,114	579,496	19,208,545
Michael M. Fleming	8,997,421	16,297,189	19,208,545
Paul T. Norman	23,894,373	1,400,237	19,208,545
Clive M. Sirkin	24,698,791	595,819	19,208,545

The shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year 2020 by a vote of 43,753,756 shares for, 615,737 shares against, and 133,662 shares abstaining. There were no broker non-votes in connection with this matter.

The shareholders approved a non-binding advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation for fiscal year 2021 by a vote of 23,175,507 shares for,  1,913,646 shares against, and 205,457 shares abstaining. There were 19,208,545 broker non-votes in connection with this matter.

The shareholders approved the readoption of the Company’s 2011 Equity Incentive Plan to extend the expiration date thereof from April 1, 2021 to April 1, 2023 and reserve an aggregate of 12,084,032 shares of common stock for issuance thereunder by a vote of 21,192,976 shares for, 3,894,718 shares against, and 206,916 shares abstaining. There were 19,208,545 broker non-votes in connection with this matter. A copy of the Company’s 2011 Equity Incentive Plan is attached hereto as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.         Description

10.1         2011 Equity Incentive Plan, as readopted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

May 19, 2021	By:	/s/ Mark Murray
Mark Murray Chief Executive Officer and President